                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           ---------------------------

                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

         Date of Report: (Date of earliest event reported): May 1, 2002


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


       DELAWARE                        1-12574                         13-3532643
(State of Incorporation)       (Commission File Number)     (IRS Employer Identification No.)
---------------------------------------------------------------------------------------------



                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON MAY 1, 2002 REGARDING FIRST QUARTER EARNINGS AND 2002 GUIDANCE ON ARGATROBAN SALES.

             TEXAS BIOTECHNOLOGY REPORTS FIRST QUARTER 2002 RESULTS
              CITES SECOND FDA PRODUCT APPROVAL FOR ARGATROBAN AND
                    RAISES 2002 GUIDANCE ON ARGATROBAN SALES

HOUSTON, TX, (MAY 1, 2002) - Texas Biotechnology Corporation (NASDAQ:TXBI) today announced financial results for the first quarter of 2002. Results for the first quarter were in line with prior guidance. Bruce D. Given, M.D., President and CEO of Texas Biotechnology stated, "As the new president and CEO of Texas Biotechnology, I am pleased that the first quarter results for Texas Biotechnology are in line with our expectations. Sales of Argatroban continue to show a solid increase leading us to raise our guidance on net sales of Argatroban from $16 to $18 million to $18 to $22 million."

FIRST QUARTER FINANCIAL RESULTS

For the first quarter of 2002, the Company reported a net loss of $6.8 million, or $0.15 per share, basic and diluted, compared to a loss of $2.5 million, or $0.06 per share, basic and diluted, for the same period in 2001. The increase in loss during 2002 is due to:

         o higher research and development expenses (including the equity in loss of ICOS-TBC, L.P.) during 2002, primarily due to higher research and development costs for the ongoing development of Argatroban as a treatment for ischemic stroke and for sitaxsentan as a treatment for pulmonary arterial hypertension;

         o higher general and administrative expenses during 2002. This increase is comprised of costs associated with additional selling and marketing support of Argatroban, increased costs at Revotar, which began operation late in year 2000 and the retirement, recruitment and hiring of key personnel; and

         o lower investment income, due to decreased interest rates and funds available for investment during 2002 compared to 2001.

The effect of increased expenses is partially offset by higher revenues during 2002, primarily because of increased royalties received on sales of Argatroban. Royalties earned on net sales of Argatroban were $965,000 in the first quarter of 2002, an increase of $788,000 over the first quarter of 2001.

During the quarter ended March 31, 2002, Argatroban achieved its highest quarterly sales results since the product was launched by GlaxoSmithKline in November 2000. Net sales during the first quarter of 2002 were approximately $6.2 million, an increase of $1.7 million or 38% over the fourth quarter of 2001.

Cash, cash equivalents and long-term investments at March 31, 2002 were approximately $86.4 million, compared with $95.4 million at December 31, 2001.

YEAR 2002 FINANCIAL OUTLOOK

With the exception of the change in Argatroban sales guidance, the Company reiterates prior guidance provided in February 2002. Guidance for 2002 includes results of Revotar and the ICOS-TBC partnership.

         o    Revenues are expected to be in the range of $8.5 to $11 million

         o Investment income is expected to contribute $1.8 to $2.5 million for the year.

         o Expenses in 2002 are expected to be approximately $45 to $48 million including internal operations, the Company's share of the ICOS-Texas Biotechnology L.P. results as well as the operations of Revotar.

RECENT EVENTS

On March 25, 2002 Bruce D. Given, M. D., joined Texas Biotechnology as President, Chief Executive Officer and a member of the Board of Directors. Dr. Given succeeds David B. McWilliams who retired from the Company after serving as
its President and Chief Executive Officer since 1992.   Dr. Given has an
extensive background in marketing, sales, R&D and clinical development and has held several leadership positions at Johnson & Johnson. Most recently, Dr. Given was President, International of Ortho-Clinical Diagnostics.

In April 2002 the Company announced that the U.S. Food & Drug Administration
(FDA) approved the supplemental New Drug Application (sNDA) for the new use of Argatroban as an anticoagulant in patients with or at risk for heparin-induced thrombocytopenia (HIT) undergoing percutaneous coronary interventions (PCI). This second approval further demonstrates the Company's commitment and ability to expand the use of Argatroban beyond its initial indication.

Texas Biotechnology management will host a conference call on Wednesday, May 1, 2002, at 4:30 PM Eastern. To participate in the call, dial (800) 450-0785 and ask for the Texas Biotechnology conference call. The international dial-in number is (612) 332-0418. A replay of the conference call will also be available beginning at 7:15 PM Eastern on Wednesday, May 1, 2002 and will end on Friday, May 3, 2002 at 11:59 PM Eastern. To access the replay dial (800) 475-6701 in the United States and (320) 365-3844 for International access. The access code for the replay is 635033. In addition, the conference call will be available live on the Company's web site (www.tbc.com). A replay of the conference call will also be available on the Company's web site.

Texas Biotechnology, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for its expertise in small molecule drug development and vascular biology. Argatroban, its first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Additional studies are seeking to broaden this initial indication for Argatroban in ischemic stroke, angioplasty and hemodialysis. Texas Biotechnology has several other products in clinical development for pulmonary arterial hypertension, congestive heart failure and asthma. To learn more about Texas Biotechnology please go to our web site: www.tbc.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required governmental approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

                TEXAS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
                       SELECTED FINANCIAL DATA (UNAUDITED)
                  Amounts in thousands (except per share data)

                        CONDENSED STATEMENT OF OPERATIONS

                                                            Three Months Ended
                                                                 March 31,
                                                   --------------------------------------
                                                         2002                 2001
                                                   ------------------    ----------------
 Revenues                                          $       2,593          $      2,269

 Operating expenses:
    Research and development                               5,190                 3,509
    Equity in loss of ICOS-TBC, L.P.                       2,510                 1,529
    General and administrative                             2,667                 1,455
                                                   -------------          ------------
 Total expenses                                           10,367                 6,493
                                                   -------------          ------------
 Operating loss:                                          (7,774)               (4,224)

 Investment income, net                                      767                 1,653

 Minority interest in loss of Revotar                        257                    61
                                                   -------------          ------------

 Net loss                                          $      (6,750)         $     (2,510)
                                                   =============          ============

 Net loss per common share
 (basic and diluted)                               $       (0.15)         $      (0.06)

 Weighted average common shares outstanding:              43,613                43,666
 (basic and diluted)

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                       March 31,            Dec. 31,
                                                         2002                 2001
                                                   ------------------    ----------------
 Cash, cash equivalents, investments
    and accrued interest                           $      86,403          $     95,427
 Other assets                                             10,307                 8,935
                                                   -------------          ------------
 Total assets                                            96,710                104,362
                                                   =============          ============

 Total liabilities                                         8,944                 9,622
 Deferred income and credits                               8,815                 9,290
 Minority interest in affiliate                              956                 1,213
 Stockholders' equity                                     77,995                84,237
                                                   -------------          ------------
 Total Liabilities and Stockholders' Equity        $      96,710          $    104,362
                                                   =============          ============



                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date May 1, 2002                    TEXAS BIOTECHNOLOGY CORPORATION


                                    /s/ STEPHEN L. MUELLER
                                    --------------------------------
                                    Stephen L. Mueller
                                    Vice-President, Finance and Administration
                                    Secretary and Treasurer